Exhibit 10.6

SYMMETRY MEDICAL INC.

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of October 18, 2000, between Symmetry Medical Inc., a Delaware corporation (the “Company”), Olympus/Symmetry Holdings LLC, a Delaware limited liability company (the “Investor”), each of the management stockholders listed on the Schedule of Management Stockholders attached hereto and each additional management employee of the Company who, at any time, acquires securities of the Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (the “Management Stockholders”). The Investor and the Management Stockholders are collectively referred to as the “Stockholders.” Capitalized terms used herein are defined in paragraph 16 hereof.

The Management Stockholders hold shares of the Company’s Common Stock and the Investor shall acquire shares of the Company’s Common Stock in connection with a merger agreement between the Company, Symmetry Merger Corp., Investor, the Management Stockholders and the other former stockholders of the Company dated as of the date hereof (the “Merger Agreement”).

The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of assuring continuity in the management and ownership of the Company and limiting the manner and terms by which the Stockholder Shares may be transferred. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Representations and Warranties. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the Schedules attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

2. Restrictions on Transfer of Stockholder Shares.

(a) Transfer of Stockholder Shares. No Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in such Stockholder’s Stockholder Shares (a “Transfer”), except in accordance with the provisions of this paragraph 2, paragraph 3, paragraph 6 or paragraph 7 hereof or pursuant to a Public Sale.

(b) Permitted Transfers. The restrictions set forth in this paragraph 2 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder pursuant to applicable laws of descent and distribution or to a Permitted Transferee; provided, that the restrictions contained in this paragraph 2 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided, further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so Transferred. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(c) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this paragraph 2 shall continue with respect to each Stockholder Share until the consummation of a Qualified Public Offering or the date on which such Stockholder Share has been transferred in a Public Sale or pursuant to paragraph 3 or paragraph 6.

3. Participation Rights.

(a) Proposed Transfers. At least 30 days prior to any Transfer of Stockholder Shares by the Investor or the Investor’s Permitted Transferee (other than to a Permitted Transferee, to a member of the Company’s management team or pursuant to a Public Sale) (an “Investor Transfer”), the Investor or Investor’s Permitted Transferee, as applicable (the “Transferring Stockholder”) shall deliver a written notice (the “Sale Notice”) to the Company and all other Stockholders (the “Non-Transferring Stockholders”) specifying in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred, the price per share of the Stockholder Shares being transferred, any known liens and encumbrances to which the Stockholder Shares being Transferred will be subject and the other terms and conditions of the Investor Transfer. The Non-Transferring Stockholders may elect to participate in the contemplated Investor Transfer at the same price per share (whether voting or non-voting stock) and on the same terms by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any Non-Transferring Stockholder elects to participate in such Investor Transfer, the Transferring Stockholder and such Non-Transferring Stockholder shall be entitled to sell in the contemplated Investor Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Person by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and the Non-Transferring Stockholders participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Investor Transfer.

For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30% of all Stockholder Shares and if one Non-Transferring Stockholder elects to participate and owns 20% of all Stockholder Shares, the Transferring Stockholder would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and the Non-Transferring Stockholder would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).

No Transferring Stockholder shall Transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Non-Transferring Stockholders and any such purported Transfer shall be null and void.

(b) Termination of Restrictions. The restrictions on an Investor Transfer of Stockholder Shares set forth in this paragraph 3 shall continue with respect to each Stockholder Share until the consummation of a Qualified Public Offering or the date on which such Stockholder Share has been transferred in a Public Sale or pursuant to this paragraph 3 or paragraph 6.

4. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The securities represented by this certificate may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of (a “Transfer”) except in accordance with the provisions of a Stockholders Agreement dated as of October 18, 2000. Any transferee of these securities takes subject to the terms of such agreement, a copy of which is on file with the company.”

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 6 hereof or when they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

5. Transfer. Prior to transferring any Stockholder Shares (other than a Public Sale or an Approved Sale) to any Person, the transferring Stockholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

6. Sale of Company.

(a) For so long as the Investor and its Permitted Transferees own greater than 50% of the outstanding shares of Common Stock of the Company, if the holders of a majority of the Stockholder Shares then outstanding and the Board approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all or substantially all of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party (collectively, an “Approved Sale”), each holder of Stockholder Shares shall participate in such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares will waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares shall sell such number of his Stockholder Shares and rights to acquire Stockholder Shares equal to the product of (x) the quotient determined by dividing the number of Stockholder Shares owned by such Person (and to which such Person has the right to acquire) divided by the total number of outstanding Stockholder Shares at such time on a fully diluted basis and (y) the number of Stockholder Shares to be sold in such sale of stock, on the terms and conditions approved by the Board and the holders of a majority of the Stockholder Shares then outstanding. Each holder of Stockholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company. To the extent practical, all costs not paid by the Company shall be paid by the Stockholders on a pro rata basis.

(b) The obligations of the Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) each holder of shares of a class of stock will be given the identical consideration with respect to each share of such class, and, if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of Stockholder Shares will be given the same option and (ii) each holder of then currently exercisable or convertible rights to acquire shares of equity interests in the Company will be given an opportunity to exercise such rights or to convert prior to the consummation of the Approved Sale and participate in such sale as holders of such equity interests.

(c) If the Company or a majority of the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Management Stockholders, if required under the Securities Act, will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Management Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative.

7. Management Stockholder Repurchase Rights.

(a) In the event any Rollover Shareholder ceases to be employed by the Company and its Subsidiaries for any reason (a “Separation”), such Rollover Shareholder’s Management Rollover Shares (whether held by such Rollover Shareholder or one or more of such Rollover Shareholder’s transferees) will be subject to repurchase, in each case by the other Rollover Shareholders employed by the Company and its Subsidiaries at such time (the “Repurchasing Shareholders”) at such Rollover Shareholders’ option pursuant to the terms and conditions set forth in this paragraph 7 (the “Repurchase Option”).

(b) In the event of the exercise of the Repurchase Option, the purchase price of the Management Rollover Shares will be the Fair Market Value of such shares.

(c) The Repurchasing Shareholders may elect to purchase all or any portion of the Management Rollover Shares subject to the Repurchase Option by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Management Rollover Shares subject to the Repurchase Option within one hundred twenty (120) days after the Separation. The Repurchase Notice will set forth the number of Management Rollover Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Management Rollover Shares to be repurchased by the Repurchasing Shareholders shall first be satisfied to the extent possible from the Management Rollover Shares held by the departing Rollover Shareholder at the time of delivery of the Repurchase Notice. If the number of Management Rollover Shares then held by the departing Rollover Shareholder is less than the total number of Management Rollover Shares which the Repurchasing Shareholders have elected to purchase, the Repurchasing Shareholders shall purchase such Rollover Shareholder’s remaining Management Rollover Shares elected to be purchased from the other holder(s) of such Rollover Shareholder’s Management Rollover Shares under this Agreement, pro rata according to the number of Management Rollover Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). Each Repurchasing Shareholder shall be entitled to purchase the number of Management Rollover Shares subject to the Repurchase Option equal to the product of (i) the number of Management Rollover Shares subject to the Repurchase Option multiplied by (ii) a fraction (A) the numerator of which will be the number of Management Rollover Shares held by such Repurchasing Shareholder and (B) the denominator of which will be the total number of Management Rollover Shares then outstanding; provided that if any Repurchasing Shareholder does not elect to purchase the number of Management Rollover Shares such Repurchasing Shareholder is entitled to purchase, the shares not purchased by such Repurchasing Shareholder may be purchased by the other Repurchasing Shareholders pro rata based on the number of Management Rollover Shares each other Repurchasing Shareholder was originally entitled to purchase, which process may be repeated until all of the Management Rollover Shares of the departing Rollover Shareholder are allocated among the Repurchasing Shareholders.

(d) The closing of the purchase of the Management Rollover Shares pursuant to the Repurchase Option shall take place on the date designated by the Repurchasing Shareholders in the Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. Each Repurchasing Shareholder will pay for the Management Rollover Shares to be purchased by such Repurchasing Shareholder pursuant to the Repurchase Option by a check or wire transfer of funds. The Repurchasing Shareholders will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed. Any Management Rollover Shares purchased by the Repurchasing Shareholders pursuant to the Repurchase Option will remain Management Rollover Shares in the hands of such Repurchasing Shareholders.

(e) The provisions in this paragraph 7 shall terminate upon the consummation of a Qualified Public Offering and upon a transfer of Stockholder Shares pursuant to paragraphs 3 and

(f) Notwithstanding anything contained herein to the contrary, no Repurchase Option may be exercised to the extent such exercise would in any way jeopardize the Company’s ability to use recapitalization accounting, as reasonably determined by the Board. In furtherance of the preceding sentence, the Board may place restrictions on the number of Management Rollover Shares any Repurchasing Shareholder may purchase pursuant to a Repurchase Option.

8. Pre-Emptive Rights.

(a) If the Company authorizes the issuance or sale of any shares of capital stock of the Company or any of its Subsidiaries or any securities containing options or rights to acquire any such shares of capital stock (other than as a pro rata stock dividend on all outstanding shares of Common Stock) to the Investor or any of its Affiliates, the Company shall offer to sell to each Management Stockholder a number of shares equal to the product of the number of shares of such capital stock being issued and the quotient determined by dividing (1) the number of shares of Stockholder Shares held by such Management Stockholder by (2) the sum of the total number of shares of capital stock outstanding. Each Management Stockholder shall be entitled to purchase such stock or securities at the price and on the terms as such stock or securities are to be offered to the Investor or its Affiliates, as the case may be.

(b) In order to exercise its purchase rights under this paragraph 8, a Management Stockholder must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment deliver a written notice to the Company describing its election hereunder.

(c) The provisions of this paragraph shall terminate upon the consummation of a Qualified Public Offering.

9. Demand Registrations.

(a) Requests for Registration. At any time the holders of a majority of the Registrable Securities shall be entitled to request registration under the Securities Act of all or any portion of their Registrable Securities on a Registration Statement on Form S-1 or any similar long-form registration (“Long-Form Registration”), or on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registration”), if available. All registrations requested pursuant to this paragraph 9(a) are referred to herein as “Demand Registrations.” The request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share minimum price for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b) Long-Form Registrations. The holders of a majority of the Registrable Securities shall be entitled to request an unlimited number of Long-Form Registrations in which the Company shall pay all Registration Expenses (as defined in paragraph 13). All Long-Form Registrations shall be underwritten registrations.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided above, the holders of a majority of the Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

(d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters in their reasonable judgment advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which, in the opinion of the underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

(e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 10 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a majority of the Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to acquire financing, engage in any acquisition of assets (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar transaction; provided that, in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(f) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering subject to the approval of the Company, which approval shall not be unreasonably withheld.

(g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options, or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

10. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities for its own account or for the accounts of any of its security holders under the Securities Act (whether pursuant to a primary or secondary offering) and the registration form to be used may be used for the registration of Stockholder Shares (a “Piggyback Registration”), the Company shall give prompt written notice to the Stockholders of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of the Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters in their reasonable judgment advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of the Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and the Registrable Securities requested to be included in such registration, pro rata among such holders on the basis of the number of shares owned by each such holder, and (ii) second, other securities requested to be included in such registration.

(e) Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any customary underwriting arrangements reasonably approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11. Holdback Agreements.

(a) To the extent not inconsistent with applicable law, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any initial public offering or any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

(b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten

Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to the extent not inconsistent with applicable law, shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

12. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and reasonable opportunity to comment thereon);

(b) notify each seller of Registrable Securities of the effectiveness of each registration statement filed under paragraphs 9 or 10 above and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request;

(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the securities exchange which the managing underwriter recommends;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares); and

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

13. Registration Expenses.

(a) Subject to clause (b) below, all expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case, excluding discounts and commissions), and other Persons retained by the Company or by holders of Registrable Securities or their affiliates on behalf of the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

(b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

14. Indemnification.

(a) The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, partners, members and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto if such delivery is required by the Securities Act after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement pursuant to which a holder of

Registrable Securities is selling Registrable Securities, each such seller shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such seller from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

15. Section 306 Issues. The Company and the Stockholders hereby agree to use their reasonable efforts to address any issue that may arise in connection with an initial public offering pursuant to Section 306 of the Internal Revenue Code of 1986, as amended, and to take reasonable actions to minimize tax liabilities that may relate thereto.

16. Definitions.

“Affiliate” of any Person means any other Person, entity or investment fund controlling, controlled by or under common control with such Person or any partner of such Person.

“Approved Sale” has the meaning set forth in paragraph 6.

“Board” means the Company’s board of directors.

“Class A Preferred Stock” means the Company’s Class A Preferred Stock, par value $0.01 per share.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” means the credit agreement, dated as of the date hereof, among the Company, Investor, the Lenders as defined therein, First Union National Bank, as Administrative Agent for the Lenders, Heller Financial, Inc., as Syndication Agent for the Lenders, and Antares Capital Corporation, as Documentation Agent for the Lenders.

“Fair Market Value” of each Stockholder Share means the average of the closing prices of the sales of such Stockholder Shares on all securities exchanges on which such Stockholder Shares may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Stockholder Shares are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Stockholder Shares are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Stockholder Shares are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Stockholder Shares as determined in good faith by the Board. If the departing Rollover Shareholder reasonably disagrees with such determination, such Rollover Shareholder shall deliver to the Board and the Repurchasing Shareholders a written notice of objection within ten days after delivery of the Repurchase Notice. Upon receipt of such Rollover Shareholder’s written notice of objection, the Board and such Rollover Shareholder will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice, Fair Market Value shall be determined by an appraiser jointly selected by the Board and such Rollover Shareholder, which appraiser shall submit to the Board and such Rollover Shareholder a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice, within seven days, each party shall submit the names of four nationally recognized investment banking firms, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four investment banking firms. The expenses of such appraiser shall be borne by such Rollover Shareholder unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board, in which case, the expenses of the appraiser shall be borne by the Company. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

“Family Group” means a Person’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Person and/or the Person’s spouse and/or descendants.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own directly or indirectly in excess of 5% of the Company’s voting capital stock on a fully-diluted basis (a “5% Owner”), who does not control, is not controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“Investor” has the meaning set forth in the preamble.

“Management Rollover Shares” shall mean the Stockholder Shares held by the Rollover Shareholders as a result of the conversion of the “Rollover Shares” (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement.

“Merger Agreement” has the meaning set forth in the recitals.

“Management Stockholders” has the meaning set forth in the preamble.

“Permitted Transferee” means, (i) with respect to any Stockholder, an Affiliate of such Stockholder, such Stockholder’s Family Group or the Company and (ii) with respect to Investor, the Administrative Agent for the benefit of the Lenders, as each is defined in the Credit Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Qualified Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock having an aggregate offering value of at least $40 million.

“Registrable Securities” shall mean those Stockholder Shares held by the Investor and the Management Stockholders.

“Registration Expenses” shall mean all expenses incident to the registration of the Registrable Securities under the Securities Act and the Securities Exchange Act of 1934 by the Company pursuant to this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

“Rollover Shareholders” shall have the meaning given to set forth in the Merger Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities and Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Stockholder Shares” means (i) any Common Stock or Class A Preferred Stock purchased or otherwise acquired by any Stockholder, (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock or Class A Preferred Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“Stockholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

17. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

18. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of at least 50% of the Stockholder Shares, respectively; provided that any amendment, modification or waiver which adversely affects any class or sub-class of Stockholder Shares (for purposes of this paragraph 18, the Stockholder Shares held by the Management Stockholders will be considered a sub-class of Stockholder Shares) in a disproportionate manner must be approved by the holders of a majority of the Stockholder Shares held by such class or sub-class. It being understood that the addition of any stockholder hereto on the same terms as set forth herein shall not be deemed to be an amendment, modification or waiver of this Agreement for purposes of this paragraph 18. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

20. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

21. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. The Investor may collaterally assign its rights under this Agreement to the Administrative Agent for the benefit of the Lenders, as defined in the Credit Agreement.

22. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Any Management Stockholder may also execute this Agreement by executing and delivering to the Company a Counterpart and Acknowledgment in the form set forth in Exhibit A to this Agreement, whereupon such Management Stockholder shall become bound by, and entitled to the benefits of, this Agreement as fully and effectively as though such Management Stockholder had executed a Counterpart of this Agreement together with the other parties to this Agreement.

23. Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and the Stockholders, may in their respective sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

24. Notices. All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, delivered by express courier service or telecopied. Notices, demands and communications to the Company, the Investor and the Management Stockholders will, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

Notices to the Company and the Management Stockholders:

c/o Symmetry Medical Inc.

486 West 350 North

Warsaw, IN 46580

Attention: President

Telecopy: (219) 268-0912

Notices to the Investor:

c/o Olympus Partners

Metro Center, One Station Place

Stamford, CT 06902

Telecopy: (203) 353-5910

with a copy to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Attn: John A. Schoenfeld

Telecopy: (312) 861-2200

25. Governing Law. The law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its Stockholders. All other issues and questions concerning the construction, validity, interpretation, and enforcement of this Agreement and the exhibits and schedules hereto shall also be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

26. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s executive offices are located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

27. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

SYMMETRY MEDICAL INC.

By	John B. Byrd III

Its	President and Chief Executive Officer

OLYMPUS/SYMMETRY HOLDINGS LLC

By	/s/ James A. Conroy

Its	President

(Continuation of Signature Page to Stockholders Agreement)

/s/ David Bornes David Bornes

/s/ John B. Byrd III John B. Byrd III

John B. And Susan I. Byrd Irrevocable Trust
f/b/o Ashley Linda Byrd, dated July 20, 1997

By:	Linda R. Williams
Its:	Trustee

John B. And Susan I. Byrd Irrevocable Trust
f/b/o Heather Ruth Byrd, dated July 20, 1997

By:	Linda R. Williams
Its:	Trustee

/s/ Michael J. Connors Michael J. Connors

/s/ Gonzague Delemazure Gonzague Delemazure

/s/ Roger L. Hand Roger L. Hand

/s/ James G. Hoffman James G. Hoffman

/s/ William Hough, Jr. William Hough, Jr.

(Continuation of Signature Page to Stockholders Agreement)

/s/ Kurt Kamholz Kurt Kamholz

/s/ D. Darin Martin D. Darin Martin

/s/ Andrew J. Miclot Andrew J. Miclot

/s/ Paul E. Salyer Paul E. Salyer

/s/ Brian D. Salyer Brian D. Salyer

SCHEDULE OF INVESTOR

Name and Address	Number of Stockholder Shares
Olympus/Symmetry Holdings LLC	880,354 Common
c/o Olympus Partners	38,735.566 Class A Preferred
Metro Center, One Station Place
Stamford, Connecticut 06902

SCHEDULE OF MANAGEMENT STOCKHOLDERS

Name and Address	Number of Stockholder Shares
John B. Byrd	10,870 Common
2448 S. Paxton Drive	478.261 Class A Preferred
Warsaw, Indiana 46580

John B. Byrd Irrevocable Trust f/b/o	4,891 Common
Ashley Linda Byrd, dated July 20, 1997	215.217 Class A Preferred
2448 S. Paxton Drive
Warsaw, Indiana 46580

John B. Byrd Irrevocable Trust f/b/o	4,891 Common
Heather Ruth Byrd, dated July 20, 1997	215.217 Class A Preferred
2448 S. Paxton Drive
Warsaw, Indiana 46580

Roger L. Hand	4,348 Common
204 EMS D18 LN	191.304 Class A Preferred
Syracuse, Indiana 46567

Brian D. Salyer	2,439 Common
3208 N. 150 East	107.325 Class A Preferred
Warsaw, Indiana 46580

Paul E. Salyer	2,452 Common
3208 N. 150 East	107.893 Class A Preferred
Warsaw, Indiana 46580

Michael J. Connors	3,804 Common
23 Anthony Drive	167.391 Class A Preferred
Londonderry, New Hampshire 03053

Gonzague Delemazure	20,652 Common
29, rue d’Ypres	908.696 Class A Preferred
7784 Warneton, Belgium

Dave Bornes	543 Common
2787 East Evergreen Drive	23.913 Class A Preferred
Warsaw, Indiana 46580

James Hoffman	3,804 Common
205 Kelly Street	167.391 Class A Preferred
Warsaw, Indiana 46580

William Hough, Jr.	543 Common
R.R. #5 - Box 190	23.913 Class A Preferred
Warsaw, Indiana 46580

D. Darin Martin	2,174 Common
50 Ems B-20-CLN	95.652 Class A Preferred
Pierceton, Indiana 46562

Andrew J. Miclot	2,174 Common
1625 S. Meadow Drive	95.652 Class A Preferred
Warsaw, Indiana 46580

Kurt Kamholz	1,087 Common
2587 East Harmony Court	47.826 Class A Preferred
Winona Lake, Indiana 46590

EXHIBIT A

MANAGEMENT STOCKHOLDERS AGREEMENT

COUNTERPART AND ACKNOWLEDGMENT

TO:	SYMMETRY MEDICAL INC.

THE INVESTOR

RE:	The Stockholders Agreement (the “Agreement”), dated as of October , 2000, between Symmetry Medical Inc., the “Investor” and the “Management Stockholders” (each as defined in the Agreement)

The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of a Management Stockholder pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

DATED this              day of             , 20    .

Signature of Management Stockholder
Name of Management Stockholder
(please print)